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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of On Command Corporation of our report dated January 27, 1997 (March 27, 1997 as to Note 14), appearing in the Annual Report on Form 10-K of On Command Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


San Jose, California

August 6, 1997